UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 22, 2018 (August 18, 2018)

The Providence Service Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	700 Canal Street, Third Floor Stamford, Connecticut	06902

	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 307-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2018, Kevin Dotts, 54, was appointed to serve as Chief Financial Officer (“CFO”) of The Providence Service Corporation (the “Company”) and its subsidiary, LogistiCare Solutions, LLC (“LogistiCare”), effective August 27, 2018 (the “Commencement Date”). Mr. Dotts has over 30 years of experience as a finance and accounting executive at multiple technology companies, serving 14 of those years in the position of chief financial officer. Before his appointment, Mr. Dotts served as Executive Vice President and Chief Financial Officer of Birch Communications, Inc. (“Birch”) and its successor, FusionConnect, Inc. since February 2017. Mr. Dotts also served as Birch’s Interim Chief Executive Officer for part of 2018. From 2012 to 2016, Mr. Dotts served as Chief Financial Officer of Internap Corporation. From 2011 to 2012, he served as Executive Vice President and Chief Financial Officer of Culligan International Company. In 2010, he served as Interim Chief Financial Officer and Director of Gas Turbine Efficiency Plc. From 2002 to 2009, Mr. Dotts was employed by EarthLink, Inc. as Executive Vice President and Chief Financial Officer (2004-2009) and Principal Accounting Officer and Vice President Finance (2002-2003). Prior to that, Mr. Dotts spent 15 years in various roles within domestic and international divisions of General Electric Company. Mr. Dotts received a bachelor’s degree in finance and computer systems management from Drexel University.

There are no family relationships between Mr. Dotts and any director or executive officer of the Company or LogistiCare, and Mr. Dotts has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company, LogistiCare and Mr. Dotts entered into an employment agreement (the “Employment Agreement”), dated August 18, 2018, in connection with Mr. Dotts’s appointment. The Employment Agreement provides for a term commencing as of the Commencement Date and ending on December 31, 2020 (the “Term”).
Under the terms of the Employment Agreement, Mr. Dotts’s annual base salary will be $400,000. For the 2018 fiscal year, Mr. Dotts will also be eligible for a bonus of up to $100,000 (but not less than $50,000), based on his achievement of personal performance targets to be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors. In addition, Mr. Dotts will be eligible to participate in the Company’s 2006 Long-Term Incentive Plan (the “LTIP”), under the terms approved by the Committee. After 2018, Mr. Dotts will be eligible for an annual bonus of up to 75% of his base salary, based on his achievement of financial and personal performance targets to be established by the Committee.
In addition, as of the Commencement Date, the Company will grant Mr. Dotts 24,685 unvested options to acquire shares of Company common stock, with the exercise price of each option equal to the closing price of a share of the Company’s common stock on the Commencement Date. These options will vest only if Mr. Dotts remains continuously employed with the Company through October 31, 2020, and will expire on December 31, 2021.
While employed, Mr. Dotts will be entitled to participate in all employee fringe benefits generally available to the Company’s senior executives.
Mr. Dotts will be eligible to receive the following severance benefits in the event his employment is terminated by the Company without cause or by him for good reason (as such terms are defined in the Employment Agreement):
(i) any bonus (if earned) relating to a fiscal year which was completed before the effectiveness of such termination;
(ii) a prorated bonus relating to the fiscal year during the date of effectiveness of such termination, to the extent earned (or, if the Company has undergone a change in control prior to such termination, a prorated bonus based on the average of Mr. Dotts’s previous annual bonuses during his employment); and
(iii) 12 months base salary, paid in equal installments corresponding to the Company’s regular payroll periods (or, if the Company has undergone a change in control prior to the effectiveness of such termination, payable in a lump sum upon termination).

If Mr. Dotts would receive a greater net after tax benefit from payments and benefits made to him in connection with a change in control that would constitute “parachute payments” under Section 280G of the Internal Revenue Code (taking into account all applicable federal, state and local employment taxes, income taxes and any excise tax under Section 280G of the Internal Revenue Code) as a result of a reduction in such payments or benefits, such payments or benefits will be reduced.

The Employment Agreement includes restrictive covenants providing for Mr. Dotts’s non-competition, non-solicitation, non-piracy, non-disclosure and non-disparagement. The term of the non-solicitation and non-piracy covenants is the period that includes the term of Mr. Dotts’s employment and two years thereafter. The term of the non-competition covenant is the period that includes the term of Mr. Dotts’s employment and one year following the termination of his employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the Company’s previously announced organizational consolidation plan and Mr. Dotts’s appointment as CFO, on August 22, 2018, William Severance, previously Interim Chief Financial Officer of the Company, was appointed as the Company’s Executive Vice President, Finance, Office of the Providence CEO.

A copy of the Company’s press release regarding these events is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1†	Employment Agreement, dated August 18, 2018, by and between The Providence Service Corporation, LogistiCare Solutions, LLC and Kevin Dotts.
99.1	Press release, dated August 22, 2018.
†	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: August 22, 2018	By:	/s/ R. Carter Pate
	Name:	R. Carter Pate
	Title:	Interim Chief Executive Officer